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                                   Exhibit 5.0

                      Opinion of Frederic Dorwart, Lawyers

                                 October 5, 1998
BOK Financial Corporation
One Williams Center
Tulsa, Oklahoma 74172

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of $250,000,000 aggregate amount of senior debt securities (the "Senior Debt Securities") of BOK Financial Corporation, an Oklahoma corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, we advise you that, in our opinion when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the indenture relating to the Senior Debt Securities (the "Indenture") has been duly executed and delivered, the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Senior Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Senior Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         The foregoing opinion is limited to the Federal laws of the United States, and the laws of the State Oklahoma, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Senior Debt Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                   Sincerely,


FD/vv                             /s/Frederic Dorwart